UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

          Date of report (Date of earliest event reported): MAY 4, 2005


                              AEROFLEX INCORPORATED
               (Exact Name of Registrant as Specified in Charter)



   DELAWARE                       000-02324                 11-1974412

  (State of Other                (Commission                (IRS Employer
   Jurisdiction                   File Number)              Identification No.)
   of Incorportion)


35 SOUTH SERVICE ROAD, PLAINVIEW, NEW YORK                      11803
   (Address of Principal Executive Offices)                   (Zip Code)

                                 (516) 694-6700
              (Registrant's telephone number, including area code)

                                       N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17
   CFR 230.425)
__ Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
   CFR 240.14a-12)
__ Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the
   Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS


(d) On May 4, 2005, upon the recommendation of the Ethics, Nominating and Governance Committee of the Board of Directors, the Board of Directors appointed Mr. John Benedict as a member of the Board of Directors to fill the vacancy created by the resignation of Mr. Eric Edelstein (as previously announced in Registrant's Form 8-K dated February 28, 2005). Mr. Benedict was also appointed as a member of each of the Audit Committee and Compensation Committee of the Board of Directors upon the recommendation of the Ethics, Nominating and Governance Committee.

There is no arrangement or understanding between Mr. Benedict and any other person pursuant to which he was appointed as a director of the Registrant.

There were no transactions or series of transactions since the beginning of Registrant's last fiscal year, or any currently proposed transaction or series of transactions to which the registrant was a party in which the amount exceeds $60,000 and in which Mr. Benedict has a direct or indirect material interest.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AEROFLEX INCORPORATED

                                            By:   /s/ Michael Gorin
                                                  -----------------
                                            Name:  Michael Gorin
                                            Title: Vice Chairman

Date:  May  5, 2005